                         AMENDMENT TO SERVICES AGREEMENT
                         -------------------------------

         THIS AMENDMENT is made as of _____________, 2000 (the "Effective Date"), by and between PFPC INC. (f/k/a First Data Investor Services Group, Inc.) ("PFPC"), a Massachusetts corporation and Metropolitan West Funds, a Delaware business trust (the "Fund").

                                    Recitals
                                    --------

         WHEREAS, the Fund is a registered investment company for which PFPC provides administration, fund accounting, custody administration, transfer agent, dividend disbursing agent and other agent services pursuant to a Services Agreement, dated March 31, 1999, as amended to date (the "Agreement").

         WHEREAS, in addition to the services described in the Agreement, the Fund desires that PFPC provide the Fund's service providers with Internet access to certain fund portfolio data using PFPC DataStation ("DataStation"), all in accordance with the terms of this Amendment; and

         WHEREAS, the Fund and PFPC desire to amend the Agreement to provide for such services and corresponding fees.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PFPC and the Fund, intending to be legally bound hereby, agree as follows.

1.  AMENDMENTS TO THE AGREEMENT.

         (a) All references to "First Data Investor Services Group, Inc." and "Investor Services Group" are hereby deleted and replaced by "PFPC Inc." and "PFPC" respectively.

         (b) The Agreement is hereby amended to add a Section 3.1(e) to Article 3, which shall read in full as follows:

                  "3.1(e) PFPC DATASTATION ACCESS SERVICES. PFPC shall provide to the Fund the DataStation Internet access accounting services as set forth on Schedule B attached hereto and made a part hereof, as such Schedule B may be amended from time to time. Persons who are Fund "Authorized Persons" to access DataStation are set forth on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time."

         (c) Article 11 of the Agreement is hereby amended by adding at the end thereof a new Section 11.5, which shall read in its entirety as follows:

                  "11.5 The Fund acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Fund agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care above."

         (d) Schedule A to the Agreement is hereby deleted and replaced with the attached Schedule A.

         (e) Schedule B to the Agreement is hereby deleted and replaced with the attached Schedule B.

         (f) Schedule C to the Agreement is hereby deleted and replaced with the attached Schedule C.

         (g) The attached Exhibit A is hereby added to the Agreement.

2.  MISCELLANEOUS.

         (a) Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed. In the event of a conflict between the terms hereof and the Agreement this Amendment shall control.

         (b) This Amendment, together with its Schedules, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supercedes all prior communications with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.

METROPOLITAN WEST FUNDS


By:
    ------------------------------
Name:
Title:

PFPC INC. (f/k/a First Data Investor Services Group, Inc.)


By:
    -------------------------------
Name:
Title:

                                   SCHEDULE A
                                   ----------

                               LIST OF PORTFOLIOS

          Metropolitan West Total Return Bond Fund (Class M / Class I) Metropolitan West Low Duration Bond Fund (Class M / Class I)
                      Metropolitan West Alpha Trak 500 Fund

                                   SCHEDULE B

                                 DUTIES OF PFPC

I.       TRANSFER AGENCY SERVICES

         (a) SHAREHOLDER INFORMATION. PFPC shall maintain a record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

         (b) SHAREHOLDER SERVICES. PFPC shall respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between PFPC and the Fund.

         (c) SHARE CERTIFICATES. (Applicable only if the Fund issues share certificates)

          - At the expense of the Fund, the Fund shall supply PFPC with an adequate supply of blank share certificates to meet PFPC requirements therefor. Such Share certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, PFPC or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

          - PFPC shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by PFPC of properly executed affidavits and lost certificate bonds, in form satisfactory to PFPC, with the Fund and PFPC as obligees under the bond.

          - PFPC shall also maintain a record of each certificate issued, the number of Shares represented thereby and the Shareholder of record. With respect to Shares held in open accounts or uncertificated form (i.e., no certificate being issued with respect thereto) PFPC shall maintain comparable records of the Shareholders thereof, including their names, addresses and taxpayer identification. PFPC shall further maintain a stop transfer record on lost and/or replaced certificates.

         (d) MAILING COMMUNICATIONS TO SHAREHOLDERS; PROXY MATERIALS. PFPC will address and mail to Shareholders of the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. In connection with meetings of Shareholders, PFPC will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

         (e)      SALES OF SHARES.

         - PFPC shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of PFPC to rely on such Written Instructions or official notice.

         - In the event that any check or other order for the payment of money is returned unpaid for any reason, PFPC will endeavor to:
              (i) give prompt notice of such return to the Fund or its designee;
              (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as PFPC may from time to time deem appropriate.

         (f)      TRANSFER AND REPURCHASE.

         - PFPC shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Fund's Prospectus.

         - PFPC will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as PFPC reasonably may deem necessary.

         - PFPC reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. PFPC also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which PFPC, in its good judgement, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

         - When Shares are redeemed, PFPC shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

         - PFPC shall upon receipt of the monies provided to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by PFPC from the Fund.

         - PFPC shall not process or effect any repurchase with respect to Shares of the Fund after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the Fund.

         (g)      DIVIDENDS.

         - Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to PFPC Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

         - On or before the payment date specified in such resolution of the Board of Directors, the Fund will provide PFPC with sufficient cash to make payment to the Shareholders of record as of such payment date.

         - If PFPC does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, PFPC will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to PFPC.

         (h) RETIREMENT PLANS. In connection with the individual retirement account, simplified employee pension plan, rollover individual retirement plan, educational IRA and ROTH individual retirement account (each hereinafter referred to as an "IRA" and, collectively, the "IRAs") within the meaning of
Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") offered by the Fund for which contributions of the Funds' shareholders (the "Participants") in the IRA's are invested in shares of the Fund, PFPC shall provide the following administrative services in addition to those services described herein:

       - Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);
       -      Record method of distribution requested and/or made;
       -      Receive and process designation of the beneficiary forms;
       - Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;
       - Prepare any annual reports or returns required to be prepared and/or filed by a custodian of an IRA, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to Participant/Beneficiary; and
       - Perform applicable federal withholding and send Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

         (i) CASH MANAGEMENT SERVICES. Funds received by PFPC in the course of performing its services hereunder will be held in demand deposit bank accounts or money market fund accounts in the name of PFPC (or its nominee) as agent for the Fund. PFPC shall be entitled to retain any excess interest, dividends, balance credits or fee reductions or other concessions or benefits earned or generated by or associated with such accounts or made available by the institution at which such accounts are maintained after such benefits are first applied towards banking service fees charged to the Fund by such institution.

         (j) LOST SHAREHOLDERS. PFPC shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 34 Act (the Lost Shareholder Rules"), including, but not limited to those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform the some or all such services.

        - documentation of electronic search policies and procedures;
        - execution of required searches;
        - creation and mailing of confirmation letters;
        - taking receipt of returned verification forms;
        - providing confirmed address corrections in batch via electronic media;;
        - tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and
        - preparation and submission of data required under the Lost Shareholder Rules.

         (k) MISCELLANEOUS. In addition to and neither in lieu nor in contravention of the services set forth above, PFPC shall: (i) perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements in effect as at the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

II.      ADMINISTRATION SERVICES

         (a) Maintaining office facilities (which may be in the offices of PFPC or a corporate affiliate) and furnishing corporate officers for the Fund;

         (b) Furnishing data processing services, clerical services, and executive and administrative services and standard stationery and office supplies;

         (c) Performing the following functions:

   -     Expense Accrual Monitoring

   -     Determination of Dividends

   - Preparation materials for review by the Board, e.g., Rules 2a-7,10f-3, 17a-7, 17e-1 and 144A

   -     Creation of expense pro formas for new Portfolios/classes

   -     Reporting to investment company reporting agencies (i.e., Lipper)

   - Monitor each Portfolio's status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended

         (d) Preparing reports to the Fund's Shareholders and the SEC including, but not necessarily limited to, Annual Reports and Semi-Annual Reports on Form N-SAR;

         (e) Provide shareholder tax information to the Fund's transfer agent;

         (f) Assisting the Adviser, at the Adviser's request, in monitoring and developing compliance procedures for the Fund which will include, among other matters, procedures to assist the Adviser in monitoring compliance with each Portfolio's investment objective, policies, restrictions, tax matters and applicable laws and regulations;

         (g) Monitor the Fund's compliance with amounts and conditions of each state qualification.

         (h) Performing corporate secretarial services and regulatory administration including the following:

   - Assist in maintaining corporate records and good standing status of Fund in its state of organization

   - Develop and maintain calendar of annual and quarterly board approvals and regulatory filings

   - Prepare notice, agenda, memoranda, resolutions and background materials for legal approvals at quarterly board meetings and committee meetings; attend meetings; make presentations where appropriate; prepare minutes; follow up on issues

   -     Prepare and file annual Post-Effective Amendment

   -     Prepare and file via EDGAR Rule 24f-2 Notice

   -     Review and file via EDGAR Form N-SAR

   -     Prepare and file Annual and Semi-Annual Financial Reports

   - Communicate significant regulatory or legislative developments to Fund management and directors and provide related planning assistance where needed

   - Maintain effective communication with outside counsel and review legal bills of outside counsel

   - Coordinate the printing and mailing process with outside printers for required shareholder communications

   -     Arrange D&O/E&O insurance and fidelity bond coverage for Fund

   -     Provide Fund documentation required in connection with SEC audits

         (i) Performing, in accordance with the Written Instructions of the Fund, the following Special Regulatory Services in accordance with the pricing structure listed on the Fee Schedule attached to this Agreement as Schedule C:

   -     Assist in new Portfolio start-up (to the extent requested)
                  Coordinate time and responsibility schedules Prepare Fund corporate documents (MTA/by-laws)
                  Draft/file registration statement (including investment
                   objectives/policies and prospectuses)
                  Respond to and negotiate SEC comments
                  Draft notice, agenda and resolutions for organizational meeting; attend board meeting; make presentations where appropriate; prepare minutes and follow up on issues

   - Assist in developing compliance guidelines and procedures to improve overall compliance by Fund and service providers

   - Prepare notice, agenda and background materials for special board meetings, make presentations where appropriate, prepare minutes and follow up on issues

   - Assist in the preparation of proxy material for special meetings (including fund merger documents)

   - Prepare Post-Effective Amendments for special purposes (e.g., new funds or classes, changes in advisory relationships, mergers, restructurings)

   -     Prepare special Prospectus supplements where needed

   - Assist in extraordinary non-recurring projects, including providing consultative services, e.g.,

                        Arrange CDSC financial programs
                        Profile prospectuses

                        Exemptive order applications

III.     FUND ACCOUNTING SERVICES

         (a) Performing fund accounting and bookkeeping services (including the maintenance of such accounts, books and records of the Fund as may be required by Section 31(a) of the 1940 Act) as follows:

   -     Standard Daily, Weekly, and Monthly Reporting

   -     Portfolio and General Ledger Accounting

   -     Daily Valuation of all Portfolio Securities

   -     Daily Valuation and NAV Calculation

   -     Comparison of NAV to market movement

   - Review research of price tolerance/fluctuation report to market movements and events

   -     Research of items appearing on the price exception report

   - Weekly cost monitoring along with market-to-market valuations in accordance with Rule 2a-7

   -     Security trade processing

   -     Daily cash and monthly position reconciliation with the custodian bank

   - Daily reporting of NAV and distribution rate information to the Fund and Transfer Agent

   -     Daily calculation of Portfolio adviser fees and waivers

   -     Daily calculation of distribution rates

   -     Daily cash availability

   -     Monitor and research aged receivables

   -     Monitor and report on aged income items and reclaims

   -     Update NASDAQ reporting

   - Daily maintenance of each Portfolio's general ledger including expense accruals

   -     Calculation of 30-day SEC yields and total returns

   -     Preparation of month-end reconciliation package

   -     Monthly reconciliation of Portfolio expense records

   -     Preparation of annual and semi-annual audit work papers

   (b)  PFPC DataStation Access Fund Accounting Services

         PFPC SERVICES

   - Provide Internet access to PFPC DataStation ("DataStation") at www.pfpcdatastation.com (the "Site") for Fund portfolio data otherwise supplied by PFPC to Fund service providers via other electronic and manual methods (the "Services"). Types of information to be provided on the Site include: (i) data relating to portfolio securities, (ii) general ledger balances, and (iii) net asset value-related data (NAV and net asset, distribution and yield detail).

   - Supply each of the Authorized Persons specified on Exhibit A as permissible users of Datastation (the "Users") with a logon ID and Password.

   - Provide to Users access to the information listed in (a) above using standard inquiry tools and reports. Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth in Schedule C and will be negotiated and billed separately.

   - Utilize a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

   - Monitor the telephone lines involved in providing the Services and inform the Fund promptly of any malfunctions or service interruptions.

         DUTIES OF THE FUND AND THE USERS

   - Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

   - Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

The Fund acknowledges that it and the Users are prohibited from using any Data in any way not authorized by PFPC. The Fund further acknowledges that it and the Users are prohibited from using any Data for purposes of updating a security master. The Fund agrees that PFPC's suppliers of Data are third-party beneficiaries to this express prohibition and that any such Data supplier may bring suit on its own behalf to enforce this express prohibition.

IV.      CUSTODY ADMINISTRATION SERVICES

         Performing custody administration services as follows:

   - Assign a custody administrator to accept, control and process the Fund's daily portfolio transactions through direct computer link with the Custodian

   - Match and review DTC eligible ID's and trade information with the Fund's instructions for accuracy and coordinating with the Custodian and the Fund's accounting agent for recording and affirmation processing with the depository

   - Systematically settle all depository eligible issues. Transactions requiring physical delivery will be settled through the Custodian's New York office.

   - Assist the Fund in placing cash management trades through the Custodian, such as commercial paper, CD's and repurchase agreements

   - Provide the Adviser with daily custodian statements reflecting all prior day cash activity on behalf of each Portfolio by 8:30 a.m. Eastern time. Complete description of any posting, inclusive of Sedol/CUSIP numbers, interest/dividend payment date, capital stock details, expense authorizations, beginning/ending cash balances, etc., will be provided by the Custodian's reports or systems.

   - Provide monthly activity statements combining both cash changes and security trades, and a full portfolio listing.

   - Communicate to the Fund on any corporate actions, capital changes and interest rate changes supported by appropriate supplemental reports received from the Custodian. Follow-up will be made with the Custodian to ensure all necessary actions and/or paperwork is complete.

   - Coordinate and resolve unsettled dividends, interest, paydowns and capital changes. Assist in resolution of failed transactions and any settlement problems.

   -     Provide automated mortgage-backed processing through the Custodian

   - Provide broker interface ensuring trade settlement with failed trade follow-up

   - Provide the Fund's auditor's with trade documentation to help expedite the Fund's audit

V.       TAX RETURN SERVICES

         PFPC shall prepare and file 1120 RIC returns and federal excise tax returns for each Fund.

                                   SCHEDULE C

                                  FEE SCHEDULE

I.       STANDARD FEES AND CHARGES:

A.         Fund Administration  (1/12th payable monthly)

           .0015  On the First    $ 50 Million of Average Daily Net Assets
           .0010  On the Next     $ 50 Million of Average Daily Net Assets
           .0005  Over            $100 Million of Average Daily Net Assets

           The above fee schedule is applicable to TOTAL NET ASSETS of all Portfolios within a group. Annual minimum fees are $55,000 for the first Portfolio, $12,000 for each additional domestic Portfolio or class.

           Accounting and Administration
           Multiple Class Fee:      $2,000 per month per additional class, per
                                    Portfolio

           PFPC will provide the Funds with a $1,000 per quarter credit for out-of-pocket expenses.

B.         TRANSFER AGENCY AND SHAREHOLDER SERVICES

     1.    TRANSFER AGENT AND SHAREHOLDER SERVICES: (1/12th payable monthly)

           $20.00 per account per year per portfolio

           Minimum monthly fee - $1,500 per each class/portfolio

     2.    IRA'S, 403(B) PLANS, DEFINED CONTRIBUTION/BENEFIT PLANS:
           Annual Maintenance Fee - $12.00 per account per year
           (Normally charged to participants)

     3.    FULFILLMENT SERVICES:
           $10.00 per inquiry
           No minimums

     4.    LOST SHAREHOLDER SEARCH/REPORTING:        $2.75 per account search*
                  * The per account search fee shall be waived until June 2000 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

C.         FUND ACCOUNTING AND PORTFOLIO VALUATION FEES

     1. ANNUAL FEE SCHEDULE PER DOMESTIC PORTFOLIO: U.S. Dollar Denominated Securities only (1/12th payable monthly)
           $25,000  Minimum to    $ 20 Million of Average Daily Net Assets
           .0003    On Next       $ 30 Million of Average Daily Net Assets
           .0002    On Next       $ 50 Million of Average Daily Net Assets
           .0001    Over          $100 Million of Average Daily Net Assets

     2.    PRICING SERVICES QUOTATION FEE
           Specific costs will be identified based upon options selected by the Portfolio and will be billed quarterly. The cost of a price used for a security held in more than one Portfolio shall be shared among the relevant Portfolios.

                FUTURES AND CURRENCY FORWARD CONTRACTS   $2.00 per Issue per Day

     3. ACCOUNTING MONTHLY USE AND ACCESS FEES - PFPC DATASTATION PFPC shall be entitled to the following fee for the DataStation Services described in Schedule B: $110.00 per month per portfolio for the three existing portfolios. Monthly fees for portfolios beyond the first three will be negotiated separately. Fees do not include access to automated portfolio compliance module (currently under development) or any other applications appended to the core application. Fees for any such modules will be billed additionally. Fees for the development of customized functions or reporting will be negotiated and billed separately.

     4. SEC YIELD CALCULATIONS: (if applicable) (1/12 payable monthly) Provide up to 12 reports per year to reflect the yield calculation for non-money market funds required by the SEC, $1,000 per year per Portfolio. For multiple class Portfolios, $1,000 per year per class. Daily SEC yield reporting is available at $3,000 per year per Portfolio. (US dollar denominated securities only).

     5.    ADDITIONAL  SERVICES
           To the extent the Portfolios commence using investment techniques such as Security Lending, Swaps, Leveraging, Short Sales, Derivatives, Precious Metals, or foreign (non-U.S.D.) securities and currency, additional fees will apply. Activities of a non-recurring nature such as shareholder in-kinds, fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services, programming requests, or reports will be quoted upon request.

D.         CUSTODY AGENCY AND ADMINISTRATION FEE

     1.    DOMESTIC SECURITIES AND ADRs PER PORTFOLIO : (1/12th payable monthly)

           U.S. Dollar Denominated Securities only
           .0002      On First         $50 Million of Average Daily Net Assets
           .00015     On the Next      $150 Million of Average Daily Net Assets
           .000125    Over             $200 Million of Average Daily Net Assets

           a) TOTAL RETURN BOND FUND AND LOW DURATION BOND FUND

                Minimum monthly fee is $500 per Portfolio.

           b) ALPHA TRAK 500 FUND

                Minimum monthly fee is $300 per Portfolio.

     2.    CUSTODY DOMESTIC SECURITIES TRANSACTIONS CHARGE: (billed monthly)

           Book Entry DTC, Federal Book Entry, PTC            $12.00
           Physical Securities, Options/Futures               $20.00
           RIC's                                              $24.50
           P & I Paydowns                                     $ 7.00
           Wires                                              $ 7.00
           Check Request                                      $ 6.00

           A transaction includes buys, sells, maturities or free security movements.

     3.    WHEN ISSUED, SECURITIES LENDING, INDEX FUTURES, Etc.:
           Should any investment vehicle require a separate segregated custody account, a fee of $250 per account per month will apply.

     4.    CUSTODY ADMINISTRATION MISCELLANEOUS FEES
           Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.

E.       TAX RETURN SERVICES (1/12 payable monthly)
         For the preparation and filing of 1120 RIC returns and federal excise tax returns PFPC shall be entitled to an annual fee of $3,000.00 per Portfolio.

II.      OTHER CHARGES

         A. SPECIAL REGULATORY SERVICES. PFPC shall be entitled to the following fee for the performance of any Special Regulatory Services as described in Schedule B in accordance with the Written Instructions of the Fund: $185 per hour subject to certain project caps as may be agreed to by PFPC and the Fund. Services and charges may vary based on volume.




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

         B. MISCELLANEOUS CHARGES. The Fund shall be charged for the following products and services as applicable:

         -  Ad hoc reports
         -  Ad hoc SQL time
         -  COLD Storage
         -  Digital Recording
         -  Banking Services, including incoming and outgoing wire charges
         -  Microfiche/microfilm production
         -  Magnetic media tapes and freight
         -  Manual Pricing
         -  Materials for Rule 15c-3 Presentations
         - Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

         C. FEE ADJUSTMENTS. After the one year anniversary of the effective date of this Agreement, PFPC may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

         D. PROGRAMMING COSTS. The following programming rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

         (a)  Dedicated Team:         Programmer:       $100,000 per annum
                                      BSA:              $ 85,000 per annum
                                      Tester:           $ 65,000 per annum
         (b)  System Enhancements (Non Dedicated Team): $150.00 per/hr per
                                                        programmer

                                    EXHIBIT A
                                    ---------

                         DATASTATION AUTHORIZED PERSONS

THIS EXHIBIT A, dated as of ________________, 2000 is Exhibit A to the Services Agreement dated March 21, 1999, as amended to date (the "Agreement") between Metropolitan West Funds (the "Fund") and PFPC Inc. ("PFPC"). This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement as of the date hereof.

The following individuals shall be Fund Authorized Persons to access PFPC
DataStation:

Name                       Company or Firm           Signature
----                       ---------------           ---------

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